Exhibit 5.1









                                 April 19, 2002






                                                                  (212) 701-3000


Delphi Financial Group, Inc.
1105 North Market Street
Suite 1230
Wilmington, Delaware 19899

Ladies and Gentlemen:

     We have acted as special counsel to Delphi Financial Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of:

     1. the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), pursuant to which (A) the Company proposes to issue and/or sell from time to time (i) shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (ii) shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, unsubordinated obligations of the Company (the "Senior Debt Securities"), (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of the Company (the "Subordinated Debt Securities"), (v) warrants to purchase Class A Common Stock (the "Class A Common Stock Warrants"), (vi) deferrable interest debt securities consisting of debentures, notes or other evidences of indebtedness representing unsecured, subordinated obligations of the Company (the "Subordinated Deferrable Interest Debentures") and (vii) guarantees of the Trust Preferred Securities (as defined below) (the "Trust Preferred Securities Guarantee"); and (B) Delphi Finance Trust I, a Delaware business trust (the "Trust" and, together with the Company, the "Registrants"), proposes to issue and sell from time to time preferred undivided interests in the assets of the Trust (the "Trust Preferred Securities"), which will have the benefit of the Trust Preferred Securities Guarantee;


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     2. the form of indenture, to be dated on or about the date of first issuance of Senior Debt Securities thereunder (the "Senior Debt Indenture"), between the Company and the trustee to be named thereunder (the "Senior Debt Trustee");

     3. the form of indenture, to be dated on or about the date of first issuance of Subordinated Debt Securities thereunder (the "Subordinated Debt Indenture"), between the Company and trustee to be named thereunder (the "Subordinated Debt Trustee");

     4. the form of indenture, to be dated on or about the date of first issuance of Subordinated Deferrable Interest Debentures thereunder (the "Subordinated Deferrable Interest Debentures Indenture" and, collectively with the Senior Debt Indenture and the Subordinated Debt Indenture, the "Indentures"), between the Company and the trustee to be named thereunder (the "Subordinated Deferrable Interest Debentures Trustee");

     5. the Declaration of Trust, dated as of April [ ], 2002, among the Company and the trustees of the Trust named therein;

     6. the form of amended and restated Declaration of Trust, to be dated on or about the date of first issuance of Trust Preferred Securities (the "Amended and Restated Declaration of Trust"), among the Company and the trustees of the Trust to be named therein; and

     7. the form of trust preferred securities guarantee agreement, to be dated on or about the date of first issuance of a Trust Preferred Securities Guarantee thereunder (the "Trust Preferred Securities Guarantee Agreement"), between the Company and the trustee named therein.

     The Class A Common Stock, the Preferred Stock, the Senior Debt Securities, the Subordinated Debt Securities, the Class A Common Stock Warrants, the Subordinated Deferrable Interest Debentures, the Trust Preferred Securities and the Trust Preferred Securities Guarantee are referred to herein collectively as the "Offered Securities." The Offered Securities being registered under the Registration Statement may be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 of the Securities Act of 1933, as amended (the "Securities Act").

     In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of corporate records, agreements, instruments and documents of the Registrants, certificates of public officials and other certificates and opinions and have made such other investigations as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed (a) the due organization and valid existence of each of the Registrants, (b) the due authorization, execution, authentication and delivery by all persons of each of the Registration Statement and each of the documents related thereto, (c) that each of such parties has the legal power to act in the respective capacity or capacities in which it is to act thereunder, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to the original documents of all documents submitted to us as copies and (f) the genuineness of all signatures on the Registration Statement and all documents submitted to us.


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     Based upon and subject to the foregoing and assuming that (i) the
Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws, (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by each applicable Registrant and the other party or parties thereto, (v) the applicable Indenture(s), the Amended and Restated Declaration of Trust and/or the Preferred Securities Guarantee Agreement, as the case may be, will have been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) any Offered Securities issuable upon conversion, exercise or exchange of any Offered Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:

          1. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the Senior Debt Indenture has been duly authorized by the Company by appropriate action, (B) the Senior Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Senior Debt Trustee, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Senior Debt Securities and related matters, (D) the terms of the Senior Debt Securities and their issuance and sale have been duly established in conformity with the Senior Debt Indenture so as not to violate any applicable law or the Restated Certificate of Incorporation of the Company, as amended, or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (E) the Senior Debt Securities, in the form established in accordance with the Senior Debt Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Senior Debt Trustee in accordance with the provisions of the Senior Debt Indenture and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the Senior Debt Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Senior Debt Indenture and enforceable against the Company in accordance with their terms, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liqui-


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     dated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances ((a) and (b) together, the "Enforceability Exceptions").

          2. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the Subordinated Debt Indenture has been duly authorized by the Company by appropriate action, (B) the Subordinated Debt Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Subordinated Debt Trustee, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Subordinated Debt Securities and related matters, (D) the terms of the Subordinated Debt Securities and their issuance and sale have been duly established in conformity with the Subordinated Debt Indenture so as not to violate any applicable law or the Restated Certificate of Incorporation of the Company, as amended, or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (E) the Subordinated Debt Securities, in the form established in accordance with the Subordinated Debt Indenture filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Subordinated Debt Trustee in accordance with the provisions of the Subordinated Debt Indenture and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Subordinated Debt Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

          3. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the Subordinated Deferrable Interest Debentures Indenture has been duly authorized by the Company by appropriate action, (B) the Subordinated Deferrable Interest Debentures Indenture, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Subordinated Deferrable Interest Debentures Trustee, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Subordinated Deferrable Interest Debentures and related matters, (D) the terms of the Subordinated Deferrable Interest Debentures and their issuance and sale have been duly established in conformity with the Subordinated Deferrable Interest Debentures Indenture so as not to violate any applicable law or the Restated Certificate of Incorporation of the Company, as amended, or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (E) the Subordinated Deferrable Interest Debentures, in the form established in accordance with the Subordinated Deferrable In-


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     terest Debentures Indenture filed as an exhibit to the Registration
     Statement, have been duly executed and delivered by the Company and authenticated by the Subordinated Deferrable Interest Debentures Trustee in accordance with the provisions of the Subordinated Deferrable Interest Debentures Indenture and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the Subordinated Deferrable Interest Debentures will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Subordinated Deferrable Interest Debentures Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

          4. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the Trust Preferred Securities Guarantee Agreement has been duly authorized by the Company by appropriate action,
     (B) the Trust Preferred Securities Guarantee Agreement, in the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the trustee named therein, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Trust Preferred Securities Guarantee Agreement and related matters, (D) the terms of the Trust Preferred Securities and their issuance and sale and the terms of the Trust Preferred Securities Guarantee Agreement have been duly established in conformity with the Amended and Restated Declaration of Trust so as not to violate any applicable law or the Restated Certificate of Incorporation of the Company, as amended, or the Certificate of Trust or the Amended and Restated Declaration of Trust, or result in default under or breach of any agreement or instrument binding upon the Company or the Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Trust and (E) the Trust Preferred Securities, in the form established in accordance with the Amended and Restated Declaration of Trust filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Trust in accordance with the provisions of the Amended and Restated Declaration of Trust and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the Trust Preferred Securities Guarantee Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

          5. Insofar as the laws of the State of New York are applicable thereto, when (A) the execution of the warrant agreement pursuant to which the Class A Common Stock Warrants will be issued (the "Warrant Agreement") has been duly authorized by the Company by appropriate action, (B) the Warrant Agreement has been duly executed and delivered by the Company and the warrant agent thereunder, (C) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Class A Common Stock Warrants and related matters, including, without limitation, any neces-


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     sary reservation of shares of Class A Common Stock issuable upon exercise of Class A Common Stock Warrants, (D) the terms of the Class A Common Stock Warrants and their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or the Restated Certificate of Incorporation of the Company, as amended, or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (E) the Class A Common Stock Warrants, in the form included in the Warrant Agreement, have been duly executed and delivered by the Company and countersigned by the warrant agent thereunder in accordance with the provisions of the Warrant Agreement and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the Class A Common Stock Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

     In giving our opinion, we are relying, without independent verification (A) as to all matters of fact, upon certificates and written statements of officers of the Registrants and (B) as to all matters of Delaware law, upon the opinion of Morris, Nichols, Arsht & Tunnell dated of even date herewith and filed as
Exhibit 5.2 to the Registration Statement.

     We are members of the Bar of the State of New York and do not purport to be experts in or to express any opinion concerning the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States of America. In rendering the opinions set forth above, we express no opinion as to the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States.

     We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Opinions" and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

                                     Very truly yours,

                                     /s/ Cahill Gordon & Reindel